Exhibit 99.1

The following sets forth information with respect to the business of Willis Towers Watson Public Limited Company (“WTW”) and its subsidiaries as described in (i) Part I, Item 1 of WTW’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2020, and (ii) Part I, Item 2 of WTW’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on April 30, 2020. Capitalized terms not otherwise defined herein have the meanings given to them in such reports.

In this Exhibit 99.1, the “Company,” “we,” “our” and “us” refer to WTW and its subsidiaries.

The Company

Willis Towers Watson is a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. Willis Towers Watson has more than 45,000 employees and services clients in more than 140 countries. We design and deliver solutions that manage risk, optimize benefits, cultivate talent and expand the power of capital to protect and strengthen institutions and individuals. We believe our unique perspective allows us to see the critical intersections between talent, assets and ideas - the dynamic formula that drives business performance.

We trace our history to 1828, and are a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. We provide a comprehensive offering of services and solutions to clients across four business segments: Human Capital and Benefits; Corporate Risk and Broking; Investment, Risk and Reinsurance; and Benefits Delivery and Administration.

Our clients operate on a global and local scale in a multitude of businesses and industries throughout the world and generally range in size from large, major multinational corporations to middle-market domestic and international companies. Our clients include many of the world’s leading corporations, including approximately 94% of the FTSE 100, 91% of the Fortune 1000, and 93% of the Fortune Global 500 companies. We also advise the majority of the world’s leading insurance companies. We work with major corporations, emerging growth companies, governmental agencies and not-for-profit institutions in a wide variety of industries, with many of our client relationships spanning decades. No one client accounted for a significant concentration of revenue in each of the years ended December 31, 2019, 2018 and 2017. We place insurance with more than 2,500 insurance carriers, none of which individually accounted for a significant concentration of the total premiums we placed on behalf of our clients in 2019, 2018 or 2017.

General Information

Willis Towers Watson offers its clients a broad range of services to help them to identify and control their risks, and to enhance business performance by improving their ability to attract, retain and engage a talented workforce. Our risk control services range from strategic risk consulting (including providing actuarial analysis), to a variety of due diligence services, to the provision of practical on-site risk control services (such as health and safety or property loss control consulting), as well as analytical and advisory services (such as hazard modeling and reinsurance optimization studies). We assist clients in planning how to manage incidents or crises when they occur. These services include contingency planning, security audits and product tampering plans. We help our clients enhance their business performance by delivering consulting services, technology and solutions that help them anticipate, identify and capitalize on emerging opportunities in human capital management, as well as offer investment advice to help them develop disciplined and efficient strategies to meet their investment goals.

As an insurance broker, we act as an intermediary between our clients and insurance carriers by advising our clients on their risk management requirements, helping them to determine the best means of managing risk and negotiating and placing insurance with insurance carriers through our global distribution network. We operate a private Medicare exchange in the U.S. Through this exchange and those for active employees, we help our clients move to a more sustainable economic model by capping and controlling the costs associated with healthcare benefits.

We are not an insurance company, and therefore we do not underwrite insurable risks for our own account.

We derive the majority of our revenue from either commissions or fees for brokerage or consulting services. We do not determine the insurance premiums on which our commissions are generally based. Commission levels generally follow the same trend as premium levels as they are derived from a percentage of the premiums paid by the insureds. Fluctuations in these premiums charged by the insurance carriers can therefore have a direct and potentially material impact on our results of operations. Our fees for consulting services are spread across a variety of complementary businesses that generally remain steady during times of uncertainty. We have some businesses, such as our health and benefits and administration businesses, which can be counter cyclical during the early period of a significant economic change.

We believe we are one of only a few global advisory, broking and solutions companies in the world possessing the global operating presence, broad product expertise and extensive distribution network necessary to effectively meet the global needs of many of our clients.

Principal Services

We manage our business across four integrated reportable operating segments: Human Capital and Benefits; Corporate Risk and Broking; Investment, Risk and Reinsurance; and Benefits Delivery and Administration. Below are the percentages of revenue generated by each segment for each of the years ended December 31, 2019, 2018 and 2017.

	Year ended December 31,
	2019	2018	2017
Human Capital and Benefits	37%	38%	39%
Corporate Risk and Broking	33%	34%	34%
Investment, Risk and Reinsurance	18%	19%	18%
Benefits Delivery and Administration	12%	9%	9%

The number of employees by segment as of the year ended December 31, 2019 is approximated below:

December 31, 2019
Human Capital and Benefits	15,000
Corporate Risk and Broking	13,500
Investment, Risk and Reinsurance	4,100
Benefits Delivery and Administration	6,100
Corporate and Other	7,900

Total Employees	46,600

Human Capital and Benefits

The Willis Towers Watson Human Capital & Benefits (“HCB”) segment provides an array of advice, broking, solutions and software for employee benefit plans, the human resources (“HR”) organizations and management teams of our clients.

HCB is the largest segment of the Company. Organized into four primary offerings - Retirement; Health & Benefits; Talent & Rewards; and Technology and Administration Solutions, the segment is focused on addressing our clients’ people and risk needs to help them take on the challenges of operating in a global marketplace.

HCB is strengthened with teams of international consultants that provide support in each of these areas to the global headquarters of multinational clients and their foreign subsidiaries.

Retirement - The Retirement business provides actuarial support, plan design, and administrative services for traditional pension and retirement savings plans. Our colleagues help our clients assess the costs and risks of retirement plans on cash flow, earnings and the balance sheet, the effects of changing workforce demographics on their retirement plans, and retiree benefit adequacy and security. We offer clients a full range of integrated retirement consulting services to meet the needs of all types of employers, including those that continue to offer defined benefit plans and those that are reexamining their retirement benefit strategies. We bring a particular in-depth data analysis and perspective to their decision process, because we have tracked the retirement designs of the largest public companies around the world over many years.

For clients that want to outsource some or all of their pension plan management, we offer integrated solutions that combine investment consulting, pension administration, core actuarial services, and communication and change management assistance.

Our retirement consulting relationships are generally long-term in nature, and client retention rates for this business are high. A significant portion of the revenue in this business is from recurring work, with multi-year contracts that are driven by the heavily regulated nature of employee benefit plans and our clients’ annual needs for these services. Revenue for the Retirement business is somewhat seasonal, as much of our work pertains to calendar-year plan administration and reporting and compliance related to the completion of pension plan valuations; thus, the first quarter of the fiscal year is typically Retirement’s strongest quarter. Major revenue growth drivers in this business include changes in regulations, capital market conditions, increased global demand and increased market share.

Health and Benefits - The Health & Benefits (“H&B”) business provides plan management consulting, broking and administration across the full spectrum of health and group benefit programs, including medical, dental, disability, life and other coverage. Our H&B reach extends from small/mid-market clients to large market clients, across the full geographic footprint of the Company, and to most industries. We can address our clients’ insured needs in more than 140 countries.

Our consultants help clients make strategic decisions on topics such as optimizing program spend; evaluating emerging coverage options (including publicly-subsidized health insurance exchanges and private exchanges in the U.S.); and dealing with above-inflation-rate increases in healthcare costs. In addition to our consulting services, we manage a number of collective purchasing initiatives, such as pharmacy and stop-loss, that allow employers to realize greater value from third-party service providers than they can achieve on their own.

With Global Benefits Management, our suite of global services supporting medical, dental and risk (life, accident and disability) programs, we have a tailored offering for multinationals. This offering includes a flexible set of ready-made solutions, proven technology, an efficient operational structure and an integrated approach to service delivery that translates to a globally consistent, high-quality experience for our clients.

Talent & Rewards - Our Talent & Rewards (“T&R”) business provides advice, data, software and products to address clients’ total rewards and talent issues. T&R has operations across the globe, including centralized software development and analytics teams that support the efficient delivery of services to clients.

Within our Rewards line of business, we address both executive compensation and broad-based rewards. We advise our clients’ management and boards of directors on all aspects of executive pay programs, including base pay, annual bonuses, long-term incentives, perquisites and other benefits. Our focus is on aligning pay plans with an organization’s business strategy and driving desired performance. Our solutions incorporate market benchmarking data and software to support compensation administration.

Our Talent line of business offers services focused on designing and implementing talent management programs and processes which help companies attract and deploy talent, engage them over time, manage their performance, develop their skills, provide them with relevant career paths, communicate with them and manage organizational change initiatives. Our solutions include employee insight and listening tools, talent assessment tools and services, and HR software to help companies administer and manage their talent management programs and analyze talent trends.

Revenue for the T&R business is partly seasonal in nature, with a meaningful amount of heightened activity in the second half of the calendar year during the annual compensation, benefits and survey cycles. While T&R enjoys long-term relationships with many clients, work in several practices is often project-based and can be sensitive to economic changes. The business benefits from regulatory changes affecting our clients that require strategic advice, program changes and communication such as CEO pay ratio disclosure in the U.S. and gender-pay-gap reporting in the U.K. Additional areas of growth for T&R include evolving views on effective individual performance measurement and management, focus on workforce productivity improvements and labor cost reductions, globalization and digitalization of the workforce, merger and acquisition (“M&A”) activity, technology-enabled approaches for measuring and understanding workforce engagement, and the opportunity to leverage HR software to improve the design, management and implementation of HR processes and programs.

Technology and Administration Solutions - Our Technology and Administration Solutions (“TAS”) business provides benefits outsourcing services to hundreds of clients across multiple industries. Our TAS team focuses on clients outside of the U.S. where our services are supported by high quality administration teams using robust technology platforms. We have high client retention rates, and we are the leading administrator among the 200 largest pension plans in the U.K., as well as a leader in Germany.

For both our defined benefit and defined contribution administration services, we use highly-automated processes and web technology to enable benefit plan members to access and manage their records, perform self-service functions and improve their understanding of their benefits. Our technology also provides trustees and HR teams with timely management information to monitor activity and service levels and reduce administration costs.

Corporate Risk and Broking

The Willis Towers Watson Corporate Risk & Broking (“CRB”) segment provides a broad range of risk advice, insurance brokerage and consulting services to clients worldwide ranging from small businesses to multinational corporations. The segment delivers integrated global solutions tailored to client needs and underpinned by data and analytics. CRB has placed more than $20 billion of premium into the insurance markets on an annual basis.

CRB operates with three global offerings which aim to leverage capabilities across geographies. In these operations, we have extensive specialized experience handling diverse lines of coverage, including complex risk management programs. A key objective is to assist clients in reducing their overall cost of risk.

Property and Casualty - Property and Casualty provides property and liability insurance brokerage services across a wide range of industries including construction, real estate, healthcare and natural resources. Our construction practice provides risk management advice and brokerage services for a wide range of international construction activities. Clients of the construction practice include contractors, project owners, project managers, consultants and financiers. Our natural resources practice encompasses the oil and gas, mining, power and utilities sectors; and provides services including property damage and liability advisory and broking services for both the onshore and offshore assets of our global clients. In addition, we also arrange insurance products and services for our affinity client partners to offer to their customers, employees or members alongside, or in addition to, their principal business offerings.

Financial Lines - Financial Lines specializes in brokerage services for financial, political and credit risks. Our clients include financial institutions, professional services firms and affinity groups from around the globe that require coverage for areas ranging from business risks, such as trade credit, directors and officers and medical malpractice, to external threats, such as cyber attacks, terrorism and creditor payment protection.

Transport - Transport provides specialist expertise to the transportation, aerospace, marine and inspace industries. Our aerospace business provides insurance brokerage and risk management services to aerospace clients worldwide, including the world’s leading airlines, aircraft manufacturers, air cargo handlers and other airport and general aviation companies. Our marine business provides insurance brokerage services related to hull and machinery, cargo, protection and indemnity and general marine liabilities. Our marine clients include ship owners, ship builders, logistics operations, port authorities, traders and shippers. The specialist inspace team is also prominent in providing insurance and risk management services to the space industry.

Facultative capabilities exist within each of the above offerings to serve as a broker or intermediary for insurance companies looking to arrange reinsurance solutions across various classes of risk. This allows our team of experts to deliver differentiated outcomes to their direct insureds, which in many situations are also clients of the wider Willis Towers Watson business. The facultative team also works closely with our treaty reinsurance business to structure reinsurance solutions that deliver capital and strategic benefits to insurance company clients.

Investment, Risk and Reinsurance

The Willis Towers Watson Investment, Risk and Reinsurance (“IRR”) segment uses a sophisticated approach to risk, which helps clients free up capital and manage investment complexity. The segment works closely with investors, reinsurers and insurers to manage the equation between risk and return. Blending advanced analytics with deep institutional knowledge, IRR identifies new opportunities to maximize performance. This segment provides investment consulting and discretionary management services and insurance-specific services and solutions through reserves opinions, software, ratemaking, risk underwriting and reinsurance broking.

With approximately 77% of the revenue for this segment split between North America and the U.K., this segment includes the following businesses and offerings:

Willis Re - Willis Re provides reinsurance industry clients with an understanding of how risk affects capital and financial performance and advises on the best ways to manage related outcomes. We operate this business on a global basis and provide a complete range of transactional capabilities, including in conjunction with our Willis Re Securities business (formerly Willis Towers Watson Securities), a wide variety of capital markets-based products to both insurance and reinsurance companies. Our services are underpinned by modeling, financial analysis and risk management advice.

Insurance Consulting and Technology - Insurance Consulting and Technology is a global business that provides advice and technology solutions to the insurance industry. We leverage our industry experience, strategic perspective and analytical skills to help clients measure and manage risk and capital, improve business performance and create a sustainable competitive advantage. Our services include software and technology, risk and capital management, products and product pricing, financial and regulatory reporting, financial and capital modeling, M&A, outsourcing and business management.

Investments - Investments provides advice and discretionary management solutions to improve investment outcomes for asset owners using a broad and sophisticated framework for managing risk. We provide coordinated investment advice and solutions to some of the world’s largest pension funds and institutional investors based on our expertise in risk assessment, asset-liability modeling, strategic asset allocation policy setting, manager selection and investment execution.

Wholesale Insurance Broking - Wholesale Insurance Broking provides specialist broking services to retail and wholesale brokers, coverholders and direct clients in specialty lines worldwide, through Willis Towers Watson and London-based specialist broker Miller.

Innovisk - Innovisk (formerly Underwriting and Capital Management), with operations in the U.K. and North America, brings together our set of managing general agent underwriting activities for the purposes of accelerating their future development using data and technology. Within Innovisk, we act on behalf of our insurance carrier partners in product development, marketing and distribution, risk underwriting and selection, claims management and other general administrative responsibilities.

Willis Re Securities - Willis Re Securities (formerly Willis Towers Watson Securities), with offices in New York, London, and Sydney, provides capital markets services to companies involved in the insurance and reinsurance industries, including acting as underwriter for primary issuances, operating a secondary insurance-linked securities trading desk and engaging in strategic advisory work.

Max Matthiessen - Max Matthiessen is a leading advisor and broker for insurance, benefits, human resources and savings in the Nordic region. The business specializes in providing human capital and benefits administration together with providing market leading savings and insurance solutions.

Benefits Delivery and Administration

The Willis Towers Watson Benefits Delivery and Administration (“BDA”) segment provides primary medical and ancillary benefit exchange and outsourcing services to active employees and retirees across both the group and individual markets.

During 2019, the Company completed the acquisition of TRANZACT, a U.S.-based provider of comprehensive, direct-to-consumer sales and marketing solutions for leading insurance carriers in the U.S. TRANZACT leverages digital, data and direct marketing solutions to deliver qualified leads, fully-provisioned sales and robust customer management systems to brands seeking to acquire and manage large numbers of consumers. TRANZACT operates as part of the BDA segment and enhances its existing Medicare broking offering, while also adding significant direct-to-consumer marketing experience.

A significant portion of the revenue in this segment is recurring in nature, driven by either the commissions from the policies we sell, or from long-term service contracts with our clients that typically range from three to five years. Revenue across this segment, including from TRANZACT, is seasonal and is generally higher in the fourth quarter as it is driven by the magnitude of annual enrollment activity.

BDA provides services via three related offerings to customers primarily in the U.S.:

Benefits Outsourcing - This service line is focused on serving active employee groups for clients across the U.S. Working closely with our colleagues in our HCB segment, we use our proprietary technology to provide a broad suite of health and welfare and pension administration outsourcing services, including tools to enable benefit modeling, decision support, enrollment and benefit choice. Drawing on the expertise of consultants in our HCB segment, who create high-performing benefit plan designs, we believe we are well-positioned to help clients of all sizes simplify their benefits delivery, while lowering the total costs of benefits and related administration.

Individual Marketplace - This service line offers decision support processes and tools to connect consumers with insurance carriers in private individual and Medicare markets. Individual Marketplace serves both employer-based and direct-to-consumer populations through its end-to-end consumer acquisition and engagement platforms, which tightly integrate call routing technology, an efficient quoting and enrollment engine, a customer relations management system and deep links with insurance carriers. By leveraging its multiple distribution channels and diverse product portfolio, Individual Marketplace offers solutions to a broad consumer base, helping individuals compare, purchase and use health insurance products, tools and information for life.

Benefits Accounts - This service line delivers consumer-driven healthcare and reimbursement accounts, including health savings accounts, health reimbursement arrangements and other consumer-directed accounts to our benefits outsourcing, individual marketplace and employer clients.

Group Marketplace, which has been a fourth line of business within BDA in the past, is no longer a stand-alone offering. While we continue to support and offer group marketplace services to existing and prospective clients, we have consolidated the Group Marketplace service line into the Benefits Outsourcing service line within BDA for benefits administration services and our Health and Benefits business within the HCB segment for program strategy, design and financial management.

Competition

We face competition in all fields in which we operate, based on global capability, product breadth, innovation, quality of service and price. We compete with Accenture plc, Aon plc, Arthur J. Gallagher & Co., Brown & Brown Inc., Cognizant Technology Solutions Corporation, Marsh & McLennan Companies, Inc. (“Marsh & McLennan”) and Robert Half International Inc., as well as with numerous specialty, regional and local firms. Marsh & McLennan and Aon plc are two of the largest providers of global risk management services. Competition for business is intense in all of our business lines and in every insurance market, and in some business lines Marsh & McLennan and Aon plc have greater market share than we do.

Competition on premium rates has also exacerbated the pressures caused by a continuing reduction in demand in some classes of business. For example, rather than purchase additional insurance through brokers, some insureds have been retaining a greater proportion of their risk portfolios than previously. Industrial and commercial companies increasingly rely upon their own subsidiary insurance companies, known as captive insurance companies, self-insurance pools, risk retention groups, mutual insurance companies and other mechanisms for funding their risks, rather than buy insurance. Additional competitive pressures have arisen and are expected to continue to arise from the entry of new market participants, such as banks, accounting firms, new brokers and insurance carriers themselves, offering risk management or transfer services.

The human capital and risk management consulting industries are highly competitive. We believe there are significant barriers to entry, and we have developed competitive advantages in providing HR consulting and risk management consulting services. We face strong competition from several sources.

Our principal competitors in the pension consulting industry are Mercer HR Consulting (a Marsh & McLennan company) and Aon plc. Beyond these large players, the global HR consulting industry is highly fragmented.

Our major competitors in the insurance consulting and software industry include Milliman, Oliver Wyman (a Marsh & McLennan company), the big four accounting firms and SunGard. Aon, Buck Consultants (an HIG Capital Company), Connextions (a United Healthcare company), Mercer (a Marsh & McLennan company), Automatic Data Processing and Fidelity are our primary competitors in the insurance exchange industry. With the implementation of the Patient Protection and Affordable Care Act, we also compete with the public exchanges currently run by the U.S. federal and state governments. We compete with providers of account-based health plans and consumer-directed benefits such as WageWorks and HealthEquity.

The market for our services is subject to change as a result of economic, regulatory and legislative changes, technological developments, and increased competition from established and new competitors. Regulatory and legislative actions, along with continuously evolving technological developments, will likely have the greatest impact on the overall market for our exchange products. We believe the primary factors in selecting an HR consulting or risk management services firm include reputation; the ability to provide measurable increases to shareholder value and return on investment; global scale; quality of service; and the ability to tailor services to clients’ unique needs. With regard to the marketplace for individuals and active employee exchanges, we believe that clients base their decisions on a variety of factors that include the ability of the provider to deliver measurable cost savings, a strong reputation for efficient execution, a provider’s capability in delivering a broad number of configurations to serve various population segments, and an innovative service delivery model and platform. For our traditional consulting and risk management services and the rapidly evolving exchange products, we believe we compete favorably with respect to these factors.

Risks and Uncertainties of the COVID-19 Pandemic

The COVID-19 pandemic has had an adverse impact on global commercial activity, including the global supply chain, and has contributed to significant volatility in the financial markets including, among other effects, a decline in the equity markets and reduced liquidity. In light of the potential future disruption to our own business operations and those of our clients, suppliers and other third parties with whom we interact, the Company considered the impact of COVID-19 on our business. This analysis considered our business resilience and continuity plans, financial modeling and stress testing of liquidity and financial resources.

The analysis concluded that the COVID-19 pandemic did not have a material adverse impact to our financial results for the first quarter of fiscal 2020; however, we expect that the impact of COVID-19 on general economic activity could negatively impact our revenue and operating results for the remainder of 2020. We will continue to monitor the situation and assess possible implications to our business and our stakeholders and will take appropriate actions to help mitigate adverse consequences. The extent to which COVID-19 impacts our business and financial position will depend on future developments, which are difficult to predict, including the severity and scope of the COVID-19 outbreak as well as the types of measures imposed by governmental authorities to contain the virus or address its impact and the duration of those actions and measures.

The Company has considered multiple scenarios, with both positive and negative inputs, as part of the significant estimates and assumptions that are inherent in our financial statements and are based on trends in client behavior and the economic environment throughout the quarter as COVID-19 has moved throughout the geographies in which we operate. These estimates and assumptions include the collectability of billed and unbilled receivables, the estimation of revenue, and the fair value of our reporting units, tangible and intangible assets and contingent consideration. With regard to collectability, the Company believes it will face atypical delays in client payments going forward. In addition, we believe that the demand for certain discretionary lines of business may decrease, and that such decrease will impact our financial results in succeeding periods. Non-discretionary lines of business may also be adversely affected, for example because reduced economic activity or disruption in insurance markets reduces demand for or the extent of insurance coverage. We believe that these trends and uncertainties are comparable to those faced by other registrants as a result of the pandemic. See also Part II, Item 1A, “Risk Factors” of this Quarterly Report for a discussion of actual and potential impacts of COVID-19 on our business, clients and operations.

We continue to closely monitor the spread and impact of COVID-19 while adhering to government health directives. The Company has implemented restrictions on business travel, office access, meetings and events. We have thorough business continuity and incident management processes in place that have been activated, including split team operations and work-from-home protocols for essential workers which are now globally effective. We are communicating frequently with clients and critical vendors, while meeting our objectives via remote working capabilities, overseen and coordinated by our incident management response team. While no contingency plan can eliminate all risk of temporary service interruption, we continually assess and update our plans to help mitigate all reasonable risk. As of the date of this filing, we do not believe our work-from-home protocol has materially adversely impacted our internal controls, financial reporting systems or our operations.

Market Conditions

Due to the cyclical nature of the insurance market and the impact of other market conditions on insurance premiums, commission revenue may vary widely between accounting periods. A period of low or declining premium rates, generally known as a ‘soft’ or ‘softening’ market, generally leads to downward pressure on commission revenue and can have a material adverse impact on our revenue and operating margin. A ‘hard’ or ‘firming’ market, during which premium rates rise, generally has a favorable impact on our revenue and operating margin. Rates, however, vary by geography, industry and client segment. As a result, and due to the global and diverse nature of our business, we view rates in the aggregate. Overall, we are currently seeing a modest but definite improvement with pricing in the market.

Market conditions in the broking industry in which we operate are generally defined by factors such as the strength of the economies in the various geographic regions in which we serve around the world, insurance rate movements, and insurance and reinsurance buying patterns of our clients.

The terms of Brexit and its impact remain uncertain, and the Company is currently in the process of establishing appropriate arrangements for the continued servicing of client business in the countries expected to be most affected. For a further discussion of the risks of Brexit to the Company, see Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on February 26, 2020.

Typically, our business benefits from regulatory change, political risk or economic uncertainty. Insurance broking generally tracks the economy, but demand for both insurance broking and consulting services usually remains steady during times of uncertainty. We have some businesses, such as our health and benefits and administration businesses, which can be counter cyclical during the early period of a significant economic change.

On an annual basis for 2020, although we expect that approximately 21% of our revenue will be generated in the U.K., we expect that approximately 11% of revenue will be denominated in Pounds sterling, as much of the insurance business is transacted in U.S. dollars. We expect that approximately 19% of our expenses will be denominated in Pounds sterling. We have a Company hedging strategy for this aspect of our business, which is designed to mitigate significant fluctuations in currency.

The markets for our consulting, technology and solutions, and marketplace services are affected by economic, regulatory and legislative changes, technological developments, and increased competition from established and new competitors. We believe that the primary factors in selecting a human resources or risk management consulting firm include reputation, the ability to provide measurable increases to shareholder value and return on investment, global scale, quality of service and the ability to tailor services to clients’ unique needs. In that regard, we are focused on developing and implementing technology, data and analytic solutions for both internal operations and for maintaining industry standards and meeting client preferences. We have made such investments from time to time and may decide, based on perceived business needs, to make investments in the future that may be greater than we currently anticipate. Conversely, particularly given the impact of the COVID-19 pandemic, we may make fewer information technology-based investments than previously anticipated, which could potentially create business operational risk.

With regard to the market for exchanges, we believe that clients base their decisions on a variety of factors that include the ability of the provider to deliver measurable cost savings for clients, a strong reputation for efficient execution and an innovative service delivery model and platform. Part of the employer-sponsored insurance market has matured and become more fragmented while other segments remain in the entry phase. As these market segments continue to evolve, we may experience growth in intervals, with periods of accelerated expansion balanced by periods of modest growth. In recent years, growth in the market for exchanges has slowed, and we expect this trend may continue during 2020.

See Part II, Item 1A “Risk Factors” elsewhere within this Form 10-Q, and Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on February 26, 2020 for a discussion of risks that may affect our ability to compete.